Exhibit 99.2
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q1 REVENUE OF $1.3 BILLION AND
NET INCOME OF $.46 PER SHARE
Strong Year-Over-Year Growth Achieved in All Key Metrics
LAKE FOREST, Calif. — Nov. 2, 2006 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.3 billion on shipments of approximately 22.7 million units, and net income of $103 million, or $.46 per share for its first fiscal quarter ended Sept. 29, 2006. Included in the unit shipments were approximately 2.2 million 2.5-inch mobile hard drives and approximately 2.5 million 3.5-inch hard drives for utilization in personal and digital video recorders —both fast-growing, newer markets for the company.
     In a separate news release today, the company announced that president and chief operating officer John Coyne will become chief executive officer on January 2, 2007 and that current chief executive officer Arif Shakeel will remain with the company through June 29, 2007 as a full-time advisor and will stand for re-election to the board of directors at the next annual meeting. Coyne has joined the board and will also stand for re-election.
     The first quarter results represented strong year-over-year performance, including 33 percent unit growth, 25 percent growth in revenue versus $1.0 billion in the year-ago period and 49 percent

WD Announces Q1 Revenue of $1.3 Billion and
Net Income of $.46 Per Share

growth in net income over the $69 million reported last year. A year ago, the company reported earnings of $.31 per share in the fiscal first quarter and shipped 17.1 million units.
     WD indicated that 35 percent of its Q1 revenue was derived from non-desktop PC sources including notebook PCs, consumer electronics, enterprise applications, and retail sales. Sixty-five percent of the company’s first quarter revenue came from hard drives configured into desktop PCs, a market that remains strong. This compares with a mix in the year-ago quarter of 25 percent non-desktop PC revenue, 75 percent desktop PC revenue.
     From a balance sheet perspective, the company generated $128 million in cash from operations during the September quarter, ending with total cash and short-term investments of $751 million.
     Arif Shakeel, chief executive officer of WD, said, “Several years ago we identified expansion into new markets as a major long-term goal of the company. We have achieved this off the base of a highly-successful desktop hard drive business and an efficient and leveraged business model. Our Q1 results reflect the ongoing success of this diversification effort and a continuation of our consistent financial performance. As we address multiple growth opportunities in the years ahead, we will continue our emphasis on excellence in operations, including a relentless focus on customer satisfaction and the reliability and quality of our products.”
     The company’s operating results reflected in this release do not include any adjustment relating to the findings of the Special Committee, previously announced on Oct. 23, 2006, with respect to its review of the company’s historical stock option grants. Based on the review, it has been preliminarily determined that the company should have recognized approximately $21 million of additional stock-based compensation and tax-related expenses in its historical financial statements. However, the company does not anticipate a material adjustment to the operating results included in this release nor to the results for fiscal 2005 and 2006 included in its July 27, 2006 press release.

WD Announces Q1 Revenue of $1.3 Billion and
Net Income of $.46 Per Share

     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PST/5 p.m. EST. The call will be accessible live and on an archived basis via the link below:
     Audio Webcast: www.westerndigital.com/investor — click on “Conference Calls”
     Telephone Replay: 866-385-0197 (toll-free) or +1-203-369-0394 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage products.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements, including statements regarding the company’s plan to address multiple growth opportunities in the years ahead and to continue its emphasis on excellence in operations, including a relentless focus on customer satisfaction and the reliability and quality of the company’s products, and the company’s current anticipation that the stock option review will not result in a material adjustment to the operating results included in this release nor to the results for fiscal 2005 and 2006 included in its July 27, 2006 press release. These forward-looking statements are based on the company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including risks and

WD Announces Q1 Revenue of $1.3 Billion and
Net Income of $.46 Per Share

uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants. For example, information may be learned and analysis may be undertaken concerning the company’s historic stock option grants and accounting that may materially impact the company’s financial statements or results. Other potential risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements include: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components, including media; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the notebook, consumer electronics, enterprise, branded products and desktop markets; and other risks and uncertainties listed in the company’s recent Form 10-Q filed with the SEC on May 9, 2006, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Sept. 29,	Jun. 30,
	2006	2006

ASSETS

Current assets:
Cash and cash equivalents	$603	$551
Short-term investments	148	148
Accounts receivable, net	614	482
Inventories	216	205
Other	116	106

Total current assets	1,697	1,492
Property and equipment, net	598	549
Other assets, net	30	32

Total assets	$2,325	$2,073

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$750	$632
Accrued expenses	126	128
Accrued warranty	74	72
Current portion of long-term debt	30	25

Total current liabilities	980	857
Long-term debt	29	19
Other liabilities	41	38

Total liabilities	1,050	914
Shareholders’ equity	1,275	1,159

Total liabilities and shareholders’ equity	$2,325	$2,073

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	Sept. 29,	Jun. 30,	Sept. 30,
	2006	2006	2005

Revenue, net	$1,264	$1,085	$1,010
Cost of revenue	1,046	881	832

Gross margin	218	204	178

Operating expenses:
Research and development	75	71	70
Selling, general and administrative	44	39	40

Total operating expenses	119	110	110

Operating income	99	94	68
Net interest and other income	7	6	2

Income before income taxes	106	100	70
Income tax provision (benefit)	3	(20)	1

Net income	$103	$120	$69

Net income per common share:

Basic	$.47	$.55	$.32

Diluted	$.46	$.53	$.31

Common shares used in computing per share amounts:

Basic	219	218	213

Diluted	225	225	221

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended
	Sept. 29,	Jun. 30,	Sept. 30,
	2006	2006	2005
Cash flows from operating activities
Net income	$103	$120	$69
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	45	43	36
Stock-based compensation	9	12	7
Deferred income taxes	—	(22)	—
Changes in operating assets and liabilities	(29)	(27)	(72)

Net cash provided by operating activities	128	126	40

Cash flows from investing activities
Capital expenditures, net	(72)	(96)	(50)
Short-term investments, net	—	(17)	38

Net cash used in investing activities	(72)	(113)	(12)

Cash flows from financing activities
Issuance of common stock under employee plans	2	10	12
Repurchase of common stock	—	(10)	(14)
Repayment of long-term debt	(6)	(6)	(5)

Net cash used in financing activities	(4)	(6)	(7)

Net increase in cash and cash equivalents	52	7	21
Cash and cash equivalents, beginning of period	551	544	485

Cash and cash equivalents, end of period	$603	$551	$506